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                                                                     EXHIBIT 4.8


                               TRANSFER AGREEMENT

                                  dated as of

                               November 26, 1996

                                    between


                               RCL TRUST 1996-1,
                                 as Transferor,

                                      and

                              PNC BANK, DELAWARE,
               as Trustee of Ford Credit Auto Lease Trust 1996-1,
                                 as Transferee
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                               TABLE OF CONTENTS


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
Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.       Transfer of Series 1996-1 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 3.       Transferor's Warranty; Reservation of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 4.       Assignment of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 5.       Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 6.       Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 7.       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 8.       Signature Constitutes Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 9.       Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 10.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

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                 TRANSFER AGREEMENT, dated as of November 26, 1996, between RCL
TRUST 1996-1, as Transferor (the "Transferor"), and PNC BANK, DELAWARE, acting not in its individual capacity but solely as trustee of Ford Credit Auto Lease Trust 1996-1, as Transferee (the "Transferee").

                 WHEREAS, the Series 1996-1 Certificates have been contributed to the Transferor;

                 WHEREAS, the Transferor and the Transferee wish to set forth the terms pursuant to which the Series 1996-1 Certificates are to be transferred by the Transferor to the Transferee;

                 WHEREAS, immediately following such transfer, the Transferee intends first to grant to The Chase Manhattan Bank, in its capacity as Indenture Trustee under the Indenture dated as of November 26, 1996 entered into with the Transferee, a security interest in the Series 1996-1 Certificates and then, subject to such security interest, grant to the Transferor the right to the use of, and proceeds from, the Series 1996-1 Certificates for the term set forth in, and pursuant to the terms and conditions of, the Program Operating Lease between the Transferee and the Transferor;

                 NOW, THEREFORE, the Transferor and the Transferee agree as follows:

                 Section 1. Definitions. Whenever used in this Agreement capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in Appendix A attached hereto. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix A, or incorporated by reference therein, the definitions set forth herein shall be controlling.

                 "Agreement" means this Transfer Agreement.

                 "Transfer Price" means the Series 1996-1 Asset Amount net of any purchase discount and underwriting commissions.

                 Section 2. Transfer of Series 1996-1 Certificates. (a) In consideration of the Transfer Price paid





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by the Transferee to the Transferor, and other good and valuable consideration, receipt of which is hereby acknowledged, the Transferor does hereby grant, convey, bargain, assign, transfer, deliver, and set over to the Transferee, its successors and assigns, all of the Transferor's right, title and interest in and to the Series 1996-1 Certificates, to have and to hold the same unto the Transferee, its successors and assigns, forever.

                 (b) An amount equal to the Transfer Price payable by delivery of (1) the Class A-1 5.45125% Asset Backed Senior Notes of the Transferee with a principal balance of $150,000,000, (2) the Class A-2 5.80% Asset Backed Senior Notes of the Transferee with a principal balance of $660,843,000, (y) the 6.00% Asset Backed Subordinated Notes of the Transferee with a principal balance of $106,690,331.13 and (z) the 6.10% Asset Backed Lease Trust Certificates of the Transferee with a principal balance of $30,821,533.09, shall be paid by the Transferee to the Transferor on the Closing Date.

                 (c) The Transferor agrees to pay on behalf of the Transferee expenses consisting of accounting, printing and rating agency fees incurred in connection with the offering of the Senior Notes and the Lease Trust Certificates by the Transferee, such amounts to be treated as a contribution by the Transferor to the Transferee.

                 Section 3. Transferor's Warranty; Reservation of Security Interest. (a) The Transferor does hereby warrant to the Transferee, its successors and assigns that (i) it is the true and lawful owner of the Series 1996-1 Certificates and has the legal right to transfer the Series 1996-1 Certificates; (ii) it has good and valid title to the Series 1996-1 Certificates and that the Series 1996-1 Certificates are on the date hereof free and clear of all Liens; (iii) good, valid and indefeasible title to the Series 1996-1 Certificates is hereby conveyed to the Transferee; and (iv) the Transferor will warrant and defend such title against the claims of all Persons.

                 (b) To the extent that the conveyance of the Series 1996-1 Certificates hereunder is characterized by a court or similar Governmental Authority as a financing, it is intended by the Transferor and the Transferee that the interest conveyed hereunder constitute a grant of a





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security interest under the UCC as in effect in the State of New York by the
Transferor to the Transferee to secure a loan by the Transferee of the Transfer Price to the Transferor. The Transferor hereby grants to the Transferee a first priority security interest in and against all of the Transferor's right, title and interest in and to the Series 1996-1 Certificates. To the extent that the conveyance of the Series 1996-1 Certificates hereunder is characterized by a court or similar Governmental Authority of competent jurisdiction as a financing, the parties hereto agree that this Agreement constitutes a "security agreement" under all applicable laws.

                 Section 4. Assignment of Rights. The Transferor hereby assigns, transfers and sets over unto the Transferee all of the Transferor's right, title and interest in and to the Asset Contribution Agreement, including, without limitation, all rights of the Transferor, as Holder of the Series 1996-1 Certificates, under the Administrative Agency Agreement and the Series 1996-1 Supplement. Such transfer and assignment includes, without limitation, all rights, powers and remedies of the Transferor under the Asset Contribution Agreement and as Holder of the Series 1996-1 Certificates, including any rights to indemnity or other payments thereunder.

                 Section 5. Waivers. No failure or delay on the part of the Transferee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                 Section 6. Confidential Information. The Transferee agrees that it will neither use nor disclose to any person the names and addresses of the Lessees under the Series 1996-1 Leases and Series 1996-1 Leased Vehicles, except in connection with the enforcement of the Transferee's rights hereunder, under the Administrative Agency Agreement or as required by law.

                 Section 7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.





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                 Section 8.  Signature Constitutes Acceptance.  By signing this
Agreement, the Transferee hereby acknowledges receipt of and accepts the Series 1996-1 Certificates and the Transferor hereby acknowledges receipt of the Transfer Price thereof.

                 Section 9. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.





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                 IN WITNESS WHEREOF, the parties hereby have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                           RCL TRUST 1996-1

                                           By: FIRST UNION BANK OF DELAWARE,
                                           not in its individual capacity, but
                                           solely as trustee of RCL Trust
                                           1996-1, as Transferor


                                           By:   /s/ Stephen J. Kaba
                                              ------------------------------
                                                   Name:  Stephen J. Kaba
                                                   Title:  Vice President


                                           PNC BANK, DELAWARE, not in its
                                           individual capacity, but solely as
                                           trustee of Ford Credit Auto Lease
                                           Trust 1996-1, as Transferee

                                           By:   /s/ Michael B. McCarthy
                                              ------------------------------
                                                   Name:  Michael B. McCarthy
                                                   Title:  Vice President